UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2012

STRATEGIC MINING CORPORATION
(Name of small business issuer specified in its charter)

Wyoming	000-53961	88-0432539
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

36 Toronto Street, suite 1170
Toronto, ON, Canada  M5X 1E3

(Address of principal executive offices)

 (former name or former address, if changed since last report)

416-865-3391
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

As disclosed in the Company’s quarterly report on Form 10Q for the period ended September 30, 2011, a dispute arose in October, 2011 concerning the status of joint work on the Nat Son property in Vietnam between the Company and Ba Dinh J.S.C. as a result of key partners in Ba Dinh J.S.C. disagreeing with the Company about the status of their stock holdings in the Company.  Management, in consultation with legal counsel, has determined that the arguments by those key partners have no legal merit and may expose those partners to litigation should they not desist and should they fail to comply with documentation requests from the Company.  Ba Dinh J.S.C. has been notified of this finding. The Company is awaiting their response and delivery of key property documents on Nat Son to the Company for its records and safe-keeping.  This dispute may result in a disruption or change of our drilling plan on the Nat Son property for 2012.  To date, Ba Dinh has not completed a transfer of the title to the Nat Son property to the Company, per the agreement between the parties.

As a result of the dispute, the Company launched an investigation which, in the current quarter, has revealed that Ba Dinh did secure a five-year license for the exploration of the Nat Son property, and has provided to the Company documentation that it owns the Nat Son property.  However, it is unclear whether or not Ba Dinh used capital provided by the Company to acquire the exploration license or complete its purchase of the property, and whether the documentation that it owns the property is valid.  The Company is consulting with legal counsel in Vietnam and is awaiting further information on these points and guidance on any necessary legal actions in Vietnam.

Given the state of the investigation and remaining uncertainties regarding the Nat Son property, management has determined, as a result of consulting with the Company’s former PCAOB registered public accounting firm, that the Company’s financial statements, contained within its Registration Statement on Form 10/A, filed January 21, 2011, its annual reports on Form 10K for the period ended December 31, 2010, and its quarterly reports on Form 10Q for all periods through September 30, 2011 should no longer be relied upon. Should these investigations reveal financial changes that require restatement of past filings, the Company will file amendments to its reports for the periods then ended in order to correct any identified filing errors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC MINING CORPORATION

Date: March 30, 2012	By:	/s/ Douglas C. Peters
Douglas C. Peters
President, Chief Executive Officer, Director